news release

GODADDY REPORTS CONTINUED GROWTH IN SECOND QUARTER 2016
Q2 Revenue up 15.6% on Growing Customers and ARPU
Net loss Narrows Significantly and Adjusted EBITDA Up 25.8%
Announces New CFO and Promotion of Scott Wagner to President and COO

SCOTTSDALE, Ariz., August 3, 2016 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the world’s largest technology provider dedicated to small businesses, today reported financial results for the second quarter ended June 30, 2016. GoDaddy also announced that Ray Winborne has joined the company as its new Chief Financial Officer and Scott Wagner has been promoted to President and Chief Operating Officer.
“GoDaddy's second quarter financial performance was strong, with revenue growing 16% or nearly 18% on a constant currency basis. With a clear strategy and consistent execution, we've delivered another great quarter and doubled the size of our business over the last four years,” said Blake Irving, GoDaddy’s Chief Executive Officer. “Additionally, we are pleased to welcome Ray Winborne as our new CFO and expand Scott Wagner's leadership role."

Second Quarter Financial Highlights

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change

	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$456.2	$394.5	15.6%	$889.9	$770.8	15.5%
Net loss	$(11.1)	$(71.3)	NM	$(29.4)	$(114.7)	NM
Net cash provided by operating activities	$92.4	$47.3	95.3%	$197.7	$119.4	65.6%
Non-GAAP Results
Adjusted EBITDA	$103.5	$82.3	25.8%	$219.1	$176.2	24.3%
Unlevered Free Cash Flow	$83.9	$77.0	9.0%	$184.5	$162.1	13.8%
Operating Metrics
Total Bookings	$538.6	$475.9	13.2%	$1,096.4	$974.6	12.5%
Total customers at period end	14,327	13,281	7.9%	14,327	13,281	7.9%
ARPU	$125	$118	6.2%	$125	$118	6.2%

(1) Net loss for the three and six months ended June 30, 2015 includes $51.1 million of costs consisting of $29.7 million in termination payments made in connection with the completion of the IPO and the $21.4 million loss on debt extinguishment.

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•	Total revenue of $456.2 million, up 15.6% year over year, or approximately 17.6% on a constant currency basis.

•	Domains revenue of $229.8 million, up 10.2% year over year.

•	Hosting and Presence revenue of $167.5 million, up 15.1% year over year.

•	Business Applications revenue of $58.9 million, up 45.4% year over year.

•	International revenue of $119.0 million, up 17.6% year over year, or approximately 25.0% on a constant currency basis.

•	Total bookings of $538.6 million, up 13.2% year over year, or approximately 14.4% on a constant currency basis.

•	Net loss narrowed to $11.1 million in Q2 2016 from $71.3 million in Q2 2015.

•	Adjusted EBITDA of $103.5 million, up 25.8% year over year.

•	Net cash provided by operating activities of $92.4 million, up 95.3% year over year.

•	Unlevered free cash flow of $83.9 million, up 9.0% year over year.

•	Customers were 14.3 million at quarter end, up 7.9% year over year.

•	Average revenue per user (ARPU) of $125, up 6.2% year over year.

Business Highlights

•	Entered into an agreement to acquire FreedomVoice to boost the availability and quality of voice communication services for small business.

•
Added GoDaddy Pro in new English and Spanish markets, and added support for more Indian languages. GoDaddy Pro also added in-app notifications, allowing members to more easily manage customers and their products.

•	Rolled out Office 365 to small businesses across Asian markets.

•	Expanded the GoDaddy Investor mobile app to support 15 new languages, as well as several new domain auction features.

•
Launched Flare, empowering people to share ideas and get guidance from friends, fellow entrepreneurs and experts, and providing an immediate resource to receive feedback and help bring business ideas to life.

•	Joined the federal 'Fair Pay Pledge' aimed at closing the gender pay gap between men and women in the United States.

•	Pledged to hire 500 military veterans or spouses over the next five years.

•	Recognized as a recipient of the "Best Workplaces for Millennials Award" in the U.S., according to FORTUNE magazine.

•	Completed a secondary offering of approximately 19.0 million shares of its Class A common stock sold by certain of its stockholders at $30.25 per share on April 6, 2016.

Balance Sheet
At June 30, 2016, total cash, cash equivalents and short-term investments were $481.7 million, total debt was $1,078.0 million and net debt was $596.3 million.
Business Outlook
For the third quarter ending September 30, 2016, GoDaddy expects total revenue in the range of $468 - $471 million and Adjusted EBITDA in the range of $102 - $105 million.
For the full year ending December 31, 2016, GoDaddy raised the midpoint of both its revenue and Adjusted EBITDA outlook, providing a revised revenue range of $1,840 - $1,847 million and a revised Adjusted EBITDA range of $410 - $416 million.

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Beginning in the third quarter of 2016, GoDaddy intends to modify its reporting and guidance practices to ensure compliance with interpretations on the use of non-GAAP measures recently issued by the SEC. As a result, GoDaddy will transition away from its historical presentation of Adjusted EBITDA. A table provided with the reconciliations in this release shows the significant components of our Adjusted EBITDA, which includes EBITDA (excluding equity-based compensation) as well as changes in key balance sheet items such as deferred revenue and prepaid and accrued domain registry costs.
We intend to gather feedback from the investment community regarding the most appropriate and transparent way to bridge from our current guidance and reporting metrics to any new measures. We do not expect any potential new metrics or measures to affect our business.
Our consolidated financial statements are prepared in accordance with U.S. GAAP. We do not provide reconciliations from non-GAAP guidance to U.S. GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest U.S. GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss second quarter 2016 results at 5:00 p.m. Eastern Time on August 3, 2016. To hear the call, dial (877) 201-0168 in the United States or (647) 788-4901 from international locations, with passcode 46196492. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new, or expansion of existing, products or services; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including hiring expectations or international expansion plans; any statements regarding integration of recent or pending acquisitions; any expectations regarding our future financial results; and any statements of assumptions underlying any of the foregoing.

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Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; and developments in the economy, financial markets and credit markets.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as amended, which is available on the Company's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that the Company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the Company as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes total bookings and ARPU, as operating metrics, and financial measures defined as "non-GAAP financial measures" by the SEC including Adjusted EBITDA, EBITDA Excluding Equity-Based Compensation, Unlevered Free Cash Flow and Net Debt. These measures may be different from non-GAAP financial measures used by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently, particularly related to adjustments for acquisition accounting and non-recurring expenses.
We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period before giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.
Adjusted EBITDA. Adjusted EBITDA is a measure of our performance aligning our bookings and operating expenditures, and is the primary metric management uses to evaluate the profitability of our business. We calculate Adjusted EBITDA as net loss excluding depreciation and amortization, interest expense (net), provision (benefit) for income taxes and adjustments to the TRA liability, equity-based compensation expense, change in deferred revenue including the impact of realized gains or losses from the hedging of bookings in foreign currencies, change in prepaid and accrued registry costs and acquisition and sponsor-related costs. As a result of our business model, we typically collect payment at the time of sale and generally recognize revenue ratably over the term of our customer contracts. At the time of a domain sale, we also incur the obligation for the domain name registry fees associated with the customer contract. As a result, sales to customers increase our deferred revenue and prepaid and accrued registry costs. We therefore adjust net loss for changes in deferred revenue and changes in the associated prepaid and accrued registry costs to facilitate a comparison of our performance from period to period.
EBITDA Excluding Equity-Based Compensation. EBITDA Excluding Equity-Based Compensation is an important supplemental measure of our operating performance because it allows management, investors and others to evaluate and compare our core operating results and trends by removing the impact of our capital structure (interest expense from our outstanding long-term debt), asset base (depreciation and amortization), tax consequences (tax provision and TRA liability) and equity-based compensation. In addition to its use by management, we also believe Adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of our company and other companies in our industry. We calculate EBITDA Excluding Equity-Based Compensation as net loss excluding depreciation and amortization, interest expense (net), provision (benefit) for income taxes and adjustments to the TRA liability and equity-based compensation expense. Other companies may calculate EBITDA Excluding Equity-Based Compensation differently; and therefore, our calculation may not be comparable to similarly titled measures of other companies in our industry.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate the amount of cash generated by our business prior to the impact of our capital structure and after tax distributions required by Desert Newco LLC's limited liability company agreement and purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. Unlevered free cash flow excludes certain charges that will be settled in cash, such as payments for interest on our long-term debt, acquisition and sponsor-related costs and tax distributions. Given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as gross debt less cash and cash equivalents and short-term investments. Gross debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discounts and unamortized debt issuance costs. We believe the presentation of net debt provides useful information to investors because our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital

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structure and leverage. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy's mission is to radically shift the global economy toward life-fulfilling independent ventures. With more than 14 million customers worldwide and over 62 million domain names under management, GoDaddy gives small business owners the tools to name their idea, build a beautiful online presence, attract customers and manage their business. To learn more about the Company, visit www.GoDaddy.com.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Domains	$229.8	$208.5	$448.7	$407.7
Hosting and presence	167.5	145.5	327.9	285.7
Business applications	58.9	40.5	113.3	77.4
Total revenue	456.2	394.5	889.9	770.8
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	162.1	139.7	316.5	276.9
Technology and development	70.2	67.0	141.9	133.9
Marketing and advertising	60.0	50.8	117.5	101.5
Customer care	62.1	55.7	123.8	112.4
General and administrative(2)	52.8	76.5	101.0	124.4
Depreciation and amortization	39.3	38.4	78.2	75.8
Total costs and operating expenses	446.5	428.1	878.9	824.9
Operating income (loss)	9.7	(33.6)	11.0	(54.1)
Interest expense	(14.3)	(16.6)	(28.6)	(40.1)
Tax receivable agreements liability adjustment	(6.1)	—	(10.7)	—
Loss on debt extinguishment	—	(21.4)	—	(21.4)
Other income (expense), net	(0.8)	0.5	(0.1)	0.7
Loss before income taxes	(11.5)	(71.1)	(28.4)	(114.9)
Benefit (provision) for income taxes	0.4	(0.2)	(1.0)	0.2
Net loss	(11.1)	(71.3)	(29.4)	(114.7)
Less: net loss attributable to non-controlling interests	(2.2)	(41.5)	(10.0)	(41.5)
Net loss attributable to GoDaddy Inc.	$(8.9)	$(29.8)	$(19.4)	$(73.2)
Net loss per share of Class A common stock—basic and diluted(3)	$(0.11)	$(0.46)	$(0.26)	$(0.81)
Weighted-average shares of Class A common stock outstanding—basic and diluted(3)	79,872	64,635	73,853	51,730
___________________________ (1) Costs and operating expenses include equity-based compensation expense as follows:
Technology and development	$4.4	$4.3	$9.9	$8.1
Marketing and advertising	1.6	1.7	3.5	3.0
Customer care	0.6	0.9	1.4	1.2
General and administrative	4.2	2.9	8.0	6.2

(2)
General and administrative expenses for the three and six months ended June 30, 2015 include $29.7 million of additional costs related to certain termination payments made in connection with the completion of the IPO.

(3)
Amounts for periods prior to our initial public offering (IPO) have been retrospectively adjusted to give effect to the organizational transactions completed prior to our IPO. The prior period amounts do not consider the 26,000 shares of Class A common stock sold in our IPO. As of June 30, 2016, we have a total of 161,300 shares of common stock outstanding, consisting of 82,042 shares of Class A common stock and 79,258 shares of Class B common stock.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except share amounts which are reflected in thousands and per share amounts)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$472.1	$348.0
Short-term investments	9.6	4.5
Accounts and other receivables	7.4	4.8
Registry deposits	21.0	18.7
Prepaid domain name registry fees	310.6	292.6
Prepaid expenses and other current assets	40.0	25.3
Total current assets	860.7	693.9
Property and equipment, net	233.3	225.0
Prepaid domain name registry fees, net of current portion	170.4	163.7
Goodwill	1,664.9	1,663.4
Intangible assets, net	727.7	735.3
Other assets	6.7	12.1
Deferred tax assets	7.0	5.4
Total assets	$3,670.7	$3,498.8
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$66.3	$39.4
Accrued expenses and other current liabilities	129.0	127.0
Payable to related parties for tax distributions	—	5.3
Payable to related parties pursuant to tax receivable agreements	6.9	—
Deferred revenue	1,026.8	937.7
Long-term debt	4.1	4.2
Total current liabilities	1,233.1	1,113.6
Deferred revenue, net of current portion	518.2	478.5
Long-term debt, net of current portion	1,037.7	1,039.8
Payable to related parties pursuant to tax receivable agreements, net of current portion	193.9	151.6
Other long-term liabilities	33.9	34.3
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value - 50,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.001 par value - 1,000,000 shares authorized; 82,042 and 67,083 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	0.1	0.1
Class B common stock, $0.001 par value - 500,000 shares authorized; 79,258 and 90,398 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	0.1	0.1
Additional paid-in capital	489.7	454.6
Accumulated deficit	(51.6)	(32.2)
Accumulated other comprehensive income	2.9	3.2
Total stockholders' equity attributable to GoDaddy Inc.	441.2	425.8
Non-controlling interests	212.7	255.2
Total stockholders' equity	653.9	681.0
Total liabilities and stockholders' equity	$3,670.7	$3,498.8

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GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Six Months Ended June 30,
	2016	2015
Operating activities
Net loss	$(29.4)	$(114.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	78.2	75.8
Equity-based compensation	22.8	18.5
Loss on debt extinguishment	—	21.4
Other	8.0	4.5
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	(2.3)	(2.4)
Prepaid domain name registry fees	(24.7)	(28.9)
Deferred revenue	130.0	132.1
Other operating assets and liabilities	15.1	13.1
Net cash provided by operating activities	197.7	119.4
Investing activities
Purchases of short-term investments	(10.5)	(6.5)
Maturities of short-term investments	5.4	4.1
Business acquisitions, net of cash acquired	(41.3)	(30.7)
Purchases of property and equipment, excluding improvements	(24.6)	(21.6)
Purchases of leasehold and building improvements	(2.0)	(1.4)
Other investing activities, net	—	1.1
Net cash used in investing activities	(73.0)	(55.0)
Financing activities
Proceeds received from:
Issuance of Class A common stock sold in IPO, net of offering costs	—	482.5
Stock option and warrant exercises and other	23.3	0.9
Payments made for:
Distributions to holders of LLC Units	(10.8)	—
Repayment of senior note	—	(300.0)
Repayment of revolving credit loan	—	(75.0)
Repayment of term loan	(5.5)	(5.5)
Financing-related costs	—	(13.5)
Contingent consideration for business acquisitions	(1.5)	—
Capital leases and other financing obligations	(6.1)	(3.4)
Net cash (used in) provided by financing activities	(0.6)	86.0
Net increase in cash and cash equivalents	124.1	150.4
Cash and cash equivalents, beginning of period	348.0	139.0
Cash and cash equivalents, end of period	$472.1	$289.4

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure and other operating metric:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

	(in millions)
Total Bookings:
Total revenue	$456.2	$394.5	$889.9	$770.8
Change in deferred revenue	47.7	45.1	131.0	132.1
Net refunds	35.0	35.4	73.4	70.5
Other	(0.3)	0.9	2.1	1.2
Total bookings	$538.6	$475.9	$1,096.4	$974.6

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

	(in millions)
Adjusted EBITDA:
Net loss	$(11.1)	$(71.3)	$(29.4)	$(114.7)
Interest expense, net of interest income	14.0	16.4	27.9	39.9
(Benefit) provision for income taxes and adjustments to the TRA liability	5.7	0.2	11.7	(0.2)
Depreciation and amortization	39.3	38.4	78.2	75.8
Equity-based compensation expense	10.8	9.8	22.8	18.5
Change in deferred revenue	47.7	45.1	131.0	132.1
Change in prepaid and accrued registry costs	(3.7)	(8.2)	(24.3)	(28.8)
Acquisition and sponsor-related costs	0.8	51.9	1.2	53.6
Adjusted EBITDA	$103.5	$82.3	$219.1	$176.2
The following table presents the significant components of our historical Adjusted EBITDA measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

	(in millions)
EBITDA:
Net loss	$(11.1)	$(71.3)	$(29.4)	$(114.7)
Interest expense, net of interest income	14.0	16.4	27.9	39.9
Taxes (income taxes and adjustments to TRA liability)	5.7	0.2	11.7	(0.2)
Depreciation and amortization	39.3	38.4	78.2	75.8
EBITDA	47.9	(16.3)	88.4	0.8

Equity-based compensation expense	10.8	9.8	22.8	18.5
EBITDA excluding equity-based compensation	58.7	(6.5)	111.2	19.3

Change in deferred revenue	47.7	45.1	131.0	132.1
Change in prepaid and accrued registry costs	(3.7)	(8.2)	(24.3)	(28.8)

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$92.4	$47.3	$197.7	$119.4
Cash paid for interest	11.7	14.8	23.3	35.4
Cash paid for acquisition and sponsor-related costs	0.1	29.7	0.4	30.3
Capital expenditures	(14.6)	(14.8)	(26.6)	(23.0)
Cash paid for tax-related distributions	(5.7)	—	(10.3)	—
Unlevered free cash flow	$83.9	$77.0	$184.5	$162.1

June 30, 2016
(in millions)
Net Debt:
Current portion of long-term debt	$4.1
Long-term debt	1,037.7
Unamortized original issue discounts on long-term debt	33.7
Unamortized debt issuance costs	2.5
Total debt	1,078.0
Less: Cash and cash equivalents	(472.1)
Less: Short-term investments	(9.6)
Net debt	$596.3
Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	June 30, 2016	June 30, 2015

	(in thousands)
Shares Outstanding:
Class A common stock	82,042	64,953
Class B common stock	79,258	90,398
	161,300	155,351
CONTACTS:
Investors
Marta Nichols
669.600.5812
investors@godaddy.com

Media
Karen Tillman
480.366.3183
pr@godaddy.com

© 2016 GoDaddy Inc. All Rights Reserved.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net